[EXECUTION COPY]

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                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                 EHOTHOUSE INC.

                                       AND

                        CHANGE TECHNOLOGY PARTNERS, INC.



                         ------------------------------

                            DATED: SEPTEMBER 15, 2000

                         ------------------------------


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                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE #
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ARTICLE I

         DEFINITIONS...........................................................1
         1.1      Definitions..................................................1

ARTICLE II

         PURCHASE AND SALE OF PREFERRED STOCK.................................11
         2.1      Purchase and Sale of Preferred Stock........................11
         2.2      Closings....................................................11
                  (a)      Initial Closing....................................11
                  (b)      Subsequent Closing.................................12
                  (c)      Subsequent Closing Defined Terms...................13
                  (d)      Subsequent Closing.................................13
                  (e)      Tax Matters........................................14
         2.3      Certificate of Incorporation................................14
         2.4      Use of Proceeds.............................................14
         2.5      Secretary's Certificate.....................................14
         2.6      Certificate of Incorporation and By-laws....................15
         2.7      Election to Board of Directors..............................15
         2.8      Filing of Certificate of Incorporation......................15
         2.9      Certificates in Definitive Form.............................16
         2.10     Opinions of Counsel.........................................16
         2.11     Good Standing Certificates..................................16
         2.12     Business Plan...............................................16
         2.13     Stockholders Agreement......................................16
         2.14     Registration Rights Agreement...............................16
         2.15     Consulting Agreements.......................................16
         2.16     Restricted Stock Agreements.................................16
         2.17     Proprietary Invention Agreements............................17

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ....................................................................17
         3.1      Corporate Existence and Power...............................17
         3.2      Authorization; No Contravention.............................17

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         3.3      Governmental Authorization; Third Party Consents............17
         3.4      Binding Effect..............................................18
         3.5      Litigation..................................................18
         3.6      Compliance with Laws........................................18
         3.7      Capitalization..............................................18
         3.8      No Default or Breach; Contractual Obligations...............20
         3.9      Title to Properties.........................................20
         3.10     FIRPTA......................................................20
         3.11     Financial Statements........................................20
         3.12     Taxes.......................................................20
         3.13     Investment Company..........................................21
         3.14     Private Offering............................................21
         3.15     Employee Benefit Plans......................................22
         3.16     Liabilities.................................................22
         3.17     Intellectual Property.......................................22
         3.18     Potential Conflicts of Interest.............................22
         3.19     Broker's, Finder's or Similar Fees..........................23
         3.20     Qualified Small Business....................................23
         3.21     Disclosure..................................................23

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
          ....................................................................23
         4.1      Existence and Power.........................................23
         4.2      Authorization; No Contravention.............................24
         4.3      Governmental Authorization; Third Party Consents............24
         4.4      Binding Effect..............................................24
         4.5      Purchase for Own Account....................................24
         4.6      Restricted Securities.......................................25
         4.7      Broker's, Finder's or Similar Fees..........................25
         4.8      Accredited Investor.........................................25
         4.9      SEC Documents...............................................25
         4.10     Capitalization..............................................26
         4.11     Investment Company..........................................26

ARTICLE V

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         CONDITIONS TO THE
         OBLIGATION OF THE PURCHASER TO CLOSE.................................26
         5.1      Representation and Warranties...............................26
         5.2      Compliance with this Agreement..............................26
         5.3      Officer's Certificate.......................................27
         5.4      Secretary's Certificate.....................................27
         5.5      Subsequent Purchased Shares.................................27
         5.6      Registration Rights.........................................27
         5.7      Transaction Documents.......................................27
         5.8      Good Standing Certificates..................................27
         5.9      No Material Adverse Change..................................27
         5.10     Consents and Approvals......................................27
         5.11     No Material Judgment or Order...............................28
         5.12     No Litigation...............................................28
         5.13     Strategic Investment Round..................................28

ARTICLE VI

         CONDITIONS TO THE OBLIGATION
              OF THE COMPANY TO CLOSE
          ....................................................................28
         6.1      Representation and Warranties...............................29
         6.2      Compliance with this Agreement..............................29
         6.3      Officer's Certificate.......................................29
         6.4      Secretary's Certificate.....................................29
         6.5      Payment of Purchase Price...................................30
         6.6      Good Standing Certificates..................................30

ARTICLE VII

         INDEMNIFICATION
          ....................................................................30
         7.1      Indemnification by the Indemnifying Party...................30
         7.2      Notification................................................31
         7.3      Contribution................................................32
         7.4      Limitation on Liability.....................................32

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ARTICLE VIII

         COVENANTS
          ....................................................................32
         8.1      Preservation of Existence...................................32
         8.2      Reservation of Common Stock.................................33
         8.3      Books and Records; Business Plan............................33
         8.4      New Securities Issuances....................................33
         8.5      Friends and Family Investment Round.........................35
         8.6      Strategic Investment Round..................................35
         8.7      Key-Man Insurance...........................................35
         8.8      Stock Option Plan...........................................35
         8.9      Advisory Board..............................................36
         8.10     Inspection Rights...........................................36
         8.11     Subsequent Closing Date.....................................36
         8.12     Notification of Certain Matters.............................36
         8.13     Issuance of Purchaser Common Stock..........................37
                  (a)      Demand Right.......................................37
                  (b)      Exercise of the Demand Right.......................37
                  (c)      Effectiveness of Exercise of the Demand Right......37
                  (d)      Automatic Exercise.................................38
                  (e)      Reservation of Demand Shares.......................38
                  (g)      Incidental or "Piggy-Back" Registration Rights. ...38
                  (g)      Charges, Taxes and Expenses........................40
                  (h)      Specific Performance...............................40
         8.14     Class B Common Stock........................................40

ARTICLE IX

         TERMINATION OF AGREEMENT
          ....................................................................40
         9.1      Termination.................................................40
         9.2      Survival....................................................41

ARTICLE X

         MISCELLANEOUS
          ....................................................................41
         10.1     Survival of Representations and Warranties..................41

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         10.2     Notices.....................................................42
         10.3     Successors and Assigns; Third Party Beneficiaries...........43
         10.4     Amendment and Waiver........................................43
         10.5     Counterparts................................................43
         10.6     Headings....................................................44
         10.7     Severability................................................44
         10.8     Rules of Construction.......................................44
         10.9     Interpretation..............................................44
         10.10    Certain Acknowledgments.....................................44
         10.11    Entire Agreement............................................44
         10.12    Fees........................................................45
         10.13    Publicity; Confidentiality..................................45
         10.14    Further Assurances..........................................46
         10.15    GOVERNING LAW...............................................46

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                        DISCLOSURE SCHEDULES AND EXHIBITS
                        ---------------------------------

                              DISCLOSURE SCHEDULES

Schedule 2.17     Proprietary Invention Agreements
Schedule 3.7      Capitalization
Schedule 3.8      Contractual Obligations
Schedule 3.12     Taxes
Schedule 3.17     Intellectual Property
Schedule 3.18     Potential Conflicts of Interest

                                    EXHIBITS

Exhibit A         Form of Business Plan
Exhibit B         Form of By-laws
Exhibit C         Form of Certificate of Incorporation
Exhibit D         Form of Consulting Agreements
Exhibit E         Form of Proprietary Invention Agreements
Exhibit F         Form of Registration Rights Agreement
Exhibit G         Form of Restricted Stock Agreements
Exhibit H         Form of Stockholders Agreement
Exhibit I         Form of Opinion of Rosenman & Colin LLP
Exhibit J         Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

                                       vi

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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT, dated September 15, 2000 (this "AGREEMENT"), by and between eHotHouse Inc., a Delaware corporation (the "COMPANY"), and Change Technology Partners, Inc., a Delaware corporation (the "PURCHASER").

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, for the aggregate purchase price of $3,000,000 in cash and a covenant to issue 6,374,502 shares of the Common Stock of the Purchaser, par value $0.01 per share (the "PURCHASER COMMON STOCK") in accordance with Section 8.13 herein, an aggregate of 9,166,667 shares, par value $0.01 per share, of Series A Convertible Participating Preferred Stock of the Company (the "PREFERRED STOCK"); and

                  WHEREAS, upon the terms and conditions set forth herein, the Purchaser may invest in the Company an additional $2,000,000 in cash and a covenant to issue a number of shares of Purchaser Common Stock determined in accordance with Article II herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  1.1 DEFINITIONS. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION." The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, any agreement, instrument or statute defined

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or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means any Person who is an "AFFILIATE" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "ANNUAL REPORT" means the Purchaser's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the Commission.

                  "APPROVED PURCHASE PRICE PER SHARE" has the meaning set forth in Section 2.2(b)(iii).

                  "AUTOMATIC EXERCISE" has the meaning set forth in Section 8.13(d).

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "BUSINESS PLAN" means the Business Plan of the Company substantially in the form attached hereto as EXHIBIT A.

                  "BY-LAWS" means the by-laws of the Company in effect on the Closing Date, as the same may be amended from time to time, as attached hereto as EXHIBIT B.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

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                                                                               3

                  "CERTIFICATE OF INCORPORATION" means the Second Amended and Restated Certificate of Incorporation of the Company in effect on the Closing Date, as the same may be amended from time to time, as attached hereto as EXHIBIT C.

                  "CLAIMS" has the meaning set forth in Section 3.5.

                  "CLASS A COMMON STOCK" means the Class A Common Stock of the Company, par value $0.01 per share, that shall entitle the holder thereof: (i) to one (1) vote per share of Class A Common Stock held as of the record date of any vote of the stockholders of the Company; and (ii) to the other rights set forth in the Certificate of Incorporation.

                  "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, par value $0.01 per share, that shall: (i) entitle the holder thereof to receive, within a reasonable time after notice of exchange, from the Company, for every share of Class B Common Stock held, one (1) share of Purchaser Common Stock (such Purchaser Common Stock to be issued to the Company by the Purchaser upon demand by the Company in accordance with Section 8.13 herein); (ii) be used by the Company only in connection with future financings or acquisitions by the Company reviewed and approved by a majority of the members of the Board of Directors, including at least one representative of the Purchaser, and only as a portion of the consideration thereof; (iii) entitle the holder thereof to one
(1) vote per share of Class B Common Stock held as of the record date of any vote of the stockholders of the Company; and (iv) entitle the holder thereof to the other rights set forth in the Certificate of Incorporation.

                  "CLASS C COMMON STOCK" means the Class C Common Stock of the Company, par value $0.01 per share, that shall: (i) be convertible into Class A Common Stock at any time or from time to time by the holder thereof; (ii) be automatically convertible into Class A Common Stock at any time upon the transfer or assignment by the Purchaser to any third party (other than an Affiliate); (iii) entitle the holder thereof to ten (10) votes per share of Class C Common Stock held as of the record date of any vote of the stockholders of the Company; (iv) entitle the holder thereof to vote together with holders of the Preferred Stock, if both the Class C Common Stock and the Preferred Stock are outstanding, as one class, to elect sixty percent (60%) of the Board of Directors (rounded to the nearest board seat); and (v) entitle the holder thereof to the other rights set forth in the Certificate of Incorporation.

                  "CLOSING" has the meaning set forth in Section 2.2(a).

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                                                                               4

                  "CLOSING DATE" has the meaning set forth in Section 2.2(a).

                  "CLOSING PRICE" of the Purchaser Common Stock as of any day, means (i) if the Purchaser Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Purchaser Common Stock is listed and traded on such date; or (ii) if the Purchaser Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, or on the Over the Counter Bulletin Board, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "COMMISSION" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock .

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "CONDITION OF THE COMPANY" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company.

                  "CONDITION OF THE PURCHASER" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Purchaser.

                  "CONSENT" means the approval by a majority of the members of the Board of Directors, including at least one representative of the Purchaser and one Management Director.

                  "CONSULTING AGREEMENTS" means the Consulting Agreements substantially in the form attached collectively hereto as EXHIBIT D.

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend,

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                                                                               5

guaranty, letter of credit or other obligation, contractual or otherwise (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, lease, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "DEMAND NOTICE" has the meaning set forth in Section 8.13(b).

                  "DEMAND RIGHT" has the meaning set forth in Section 8.13(a).

                  "DEMAND SHARES" has the meaning set forth in Section 8.13(a).

                  "DESIGNATED HOLDER" has the meaning set forth in Section 8.13(f)(i).

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission thereunder.

                  "EXEMPT ISSUANCES" means (a) any issuance of shares of restricted stock or options to purchase shares of the Purchaser's Capital Stock (subject to adjustment in the event of stock splits, combinations or similar occurrences) to employees, officers, directors and consultants of the Purchaser pursuant to a stock option plan or other employee benefits arrangements, (b) a subdivision of the outstanding shares of the Purchaser's Capital Stock into a larger number of shares of its Capital Stock, (c) any

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                                                                               6

issuance of the Purchaser's Capital Stock (i) as a dividend on shares of its Capital Stock or (ii) upon conversion or exercise of any Stock Equivalents, (d) the Purchaser's Capital Stock issued in consideration of an acquisition by the Purchaser of another Person, (e) the Purchaser's Capital Stock issued in connection with equipment lease financing transactions, commercial bank financing transactions, executive search services transactions, partnering arrangements, strategic partnerships or real estate leasing transactions (or upon conversion or exercise of any such securities), where the issuance of any such securities is not for the purpose of raising additional equity capital for the Purchaser, (f) the Purchaser's Capital Stock issued for non-cash consideration by the Purchaser to another Person and (g) any issuance to the public pursuant to an effective registration statement filed under the Securities Act.

                  "EXERCISE DATE" has the meaning set forth in Section 8.13(c).

                  "EXPIRATION DATE" has the meaning set forth in Section
8.13(a).

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.11.

                  "FOUNDERS" means Mr. John W. Gildea, Mr. William P. O'Donnell and Mr. Matthew Ryan.

                  "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INCIDENTAL REGISTRATION" has the meaning set forth in Section 8.13(f)(i).

                  "INDEBTEDNESS" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are

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                                                                               7

obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 7.1.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 7.1.

                  "INDEPENDENT FINANCIAL EXPERT" means an independent nationally recognized investment banking firm.

                  "INTELLECTUAL PROPERTY" means patents, copyrights, trade secrets, know- how, trademarks, service marks, trade names, and Internet domain names.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, or any successor statute thereto.

                  "INVESTMENT NOTICE" has the meaning set forth in Section 2.2(b)(iii).

                  "KNOWLEDGE" means the knowledge of the Company and Founders after due inquiry.

                  "LIABILITIES" has the meaning set forth in Section 3.16.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "LOSSES" has the meaning set forth in Section 7.1.

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                                                                               8

                  "MANAGEMENT DIRECTOR" has the meaning set forth in Section
2.7.

                  "MARKET PRICE" means, with respect to each share of Purchaser Common Stock as of any date, the average of the daily Closing Prices per share of Purchaser Common Stock for the thirty (30) consecutive Trading Days prior to fifth (5th) Trading Day prior to any such date; PROVIDED THAT, if on any of such Trading Days there is no Closing Price, the Market Price for a share of Purchaser Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Purchaser. If the Board of Directors of the Purchaser is unable to determine the fair market value, or if the Company notifies the Purchaser within five (5) Business Days after receipt of a notice from the Purchaser of the Board's determination of fair market value that the Company disagrees with such determination, then the Purchaser and the Company shall select an Independent Financial Expert which shall determine such fair market value. If the Purchaser and the Company are unable to agree upon an Independent Financial Expert within fifteen (15) days after the request by the Company, the Purchaser, on the one hand, and the Company, on the other, shall each select an Independent Financial Expert within five (5) days following the expiration of such fifteen (15) day period, and these two Independent Financial Experts shall select a third Independent Financial Expert. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Purchaser and the Company. All costs and fees of any Independent Financial Experts retained in accordance with the foregoing shall be borne equally by the Purchaser and the Company.

                  "NEW SECURITIES" means any Purchaser Common Stock or any security or obligation which is by its terms convertible into shares of Purchaser Common Stock (so long as such convertible security (i) does not entitle the holder thereof to a dividend, interest payment or the equivalent thereof and (ii) is not a debt security whether or not it is exchangeable for or convertible into Purchaser Common Stock).

                  "ORDERS" has the meaning set forth in Section 3.2.

                  "PERMITS" has the meaning set forth in Section 3.6.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

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                                                                               9

                  "PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

                  "PROPRIETARY INVENTION AGREEMENT" means the Proprietary Invention Agreement substantially in the form attached hereto as EXHIBIT E.

                  "PURCHASE PRICE SECURITIES" has the meaning set forth in
Section 2.1.

                  "PURCHASED SHARES" has the meaning set forth in Section 2.1.

                  "PURCHASER" has the meaning set forth in the preamble to this Agreement.

                  "PURCHASER COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "PURCHASER COMMON STOCK PER SHARE MARKET PRICE" means the Market Price per share of Purchaser Common Stock as of the Subsequent Closing Date.

                  "PURCHASER NOTICE" has the meaning set forth in Section 8.13(f)(i).

                  "PURCHASER UNDERWRITER" has the meaning set forth in Section 8.13(f)(i).

                  "QUARTERLY REPORTS" means the Purchaser's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000, each as filed with the Commission.

                  "REGISTRABLE SECURITIES" means, subject to Section 8.13 herein, Demand Shares issued by the Purchaser pursuant to the terms set forth herein.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT F.

                  "REGISTRATION STATEMENT" means a Registration Statement filed pursuant to the Securities Act.

                  "REPRESENTATIVES" means the officers and directors of the Purchaser and the employees, counsel, accountants and other authorized representatives of the Purchaser or any of its Affiliates.

                  "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "RESTRICTED STOCK AGREEMENTS" means the Restricted Stock Agreements substantially in the form attached hereto as EXHIBIT G.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission thereunder.

                  "SEC DOCUMENTS" means the Annual Report, the Quarterly Reports and all other documents filed by the Purchaser with the Commission thereafter prior to the date hereof pursuant to Sections 13 or 15(d) of the Exchange Act , but shall not include any portion of any document which is not deemed to be filed under applicable Commission rules and regulations.

                  "STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of common stock or other Capital Stock of a Person, and any option, warrant or other subscription or purchase right with respect to common stock or such other Capital Stock.

                  "STOCK OPTION PLAN" means the Stock Option Plan of the Company to be adopted after the date hereof pursuant to which up to 1,500,000 shares of restricted stock and options to purchase shares of Class A Common Stock are reserved and available for grant to employees, officers, directors and consultants of the Company.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement substantially in the form attached hereto as EXHIBIT H.

                  "SUBSEQUENT CLOSING" has the meaning set forth in Section 2.2(d).

                  "SUBSEQUENT CLOSING DATE" has the meaning set forth in Section 2.2(d).

                  "STRATEGIC INVESTMENT ROUND" means the consummation by the Company after the date hereof of a (i) common equity and/or (ii) convertible preferred equity (i.e., convertible into common equity) financing from one or more strategic investors (other than the Purchaser) resulting in net proceeds to the Company of at least $1,000,000 in cash.

                  "SUBSEQUENT PURCHASE PRICE SECURITIES" has the meaning set forth in Section 2.2(c).

                  "SUBSEQUENT PURCHASED SHARES" has the meaning set forth in
Section 2.2(c).

                  "TAXES" has the meaning set forth in Section 3.12.

                  "TRADING DAY" shall mean, so long as the Purchaser Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Purchaser Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Certificate of Incorporation, the By-laws, the Consulting Agreements, the Restricted Stock Agreements and the Proprietary Invention Agreements.

                  "$" means the United States dollar.

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK
                      ------------------------------------

                  2.1 PURCHASE AND SALE OF PREFERRED STOCK. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, 9,166,667 shares of Preferred Stock, for an aggregate purchase price of $3,000,000 in cash and a covenant to issue 6,374,502 shares of Purchaser Common Stock (the "PURCHASE PRICE SECURITIES") in accordance with Section 8.13 herein to the Company. All of the shares of Preferred Stock being purchased pursuant to the foregoing on the Closing Date shall be referred to herein as the "PURCHASED SHARES."

                  2.2      CLOSINGS.

                           (a) INITIAL CLOSING. The closing of the sale and
purchase of the Purchased Shares (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 2:00 p.m., local time, on the date hereof, or at such other time, place and date that the Company and the Purchaser may agree in writing. The "CLOSING DATE" shall be the date the Closing occurs. On the Closing Date, the Company shall deliver to the Purchaser a certificate or certificates in definitive form and registered in the name of the Purchaser, representing the Purchased Shares, against delivery by the Purchaser to the Company of the aggregate purchase price therefor by wire transfer in immediately available funds or certified or clearinghouse check representing the cash portion of the purchase price.

                           (b)      SUBSEQUENT CLOSING.

                                    (i) Unless this Section 2.2(b) shall have
terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, if the Strategic Investment Round is consummated, the Company may, at anytime thereafter and prior to the one (1) year anniversary of the Closing Date, require the Purchaser to purchase, and the Company shall issue and sell to the Purchaser, for the aggregate purchase price of $2,000,000 in cash and a covenant to issue a number of shares of Purchaser Common Stock equal to $7,000,000 divided by the Purchaser Common Stock Per Share Market Price, that number of shares of Preferred Stock equal to $9,000,000 divided by the Approved Purchase Price per Share; PROVIDED, HOWEVER, that the number of shares of the Preferred Stock purchased pursuant to the foregoing shall be increased (and the aggregate consideration thereof shall be appropriately increased) to the extent required to ensure that the Purchaser will not be deemed to be an "INVESTMENT COMPANY" within the meaning of the Investment Company Act, so long as any such additional issuance and sale to the Purchaser does not have a material adverse effect on the Condition of the Company. If the Subsequent Closing is consummated pursuant to this Section 2.2(b)(i), Section 2.2(b)(ii) shall become void and of no further force and effect.

                                    (ii) Notwithstanding Section 2.2(b)(i),
unless this Section 2.2(b) shall have terminated pursuant to Article IX, at any time after the Closing Date and prior to the one (1) year anniversary of the Closing Date, if the Strategic Investment Round has not yet been consummated, the Purchaser may require the Company to issue and sell to the Purchaser, for the aggregate purchase price of $2,000,000 in cash and a covenant to issue a number of shares of Purchaser Common

Stock equal to $7,000,000 divided by the Purchaser Common Stock Per Share Market Price, that number of shares of Preferred Stock equal to $9,000,000 divided by the Approved Purchase Price Per Share; PROVIDED, HOWEVER, that the number of shares of the Preferred Stock purchased pursuant to the foregoing shall be increased (and the aggregate consideration thereof shall be appropriately increased) to the extent required to ensure that the Purchaser will not be deemed to be an "INVESTMENT COMPANY" within the meaning of the Investment Company Act, so long as any such additional issuance and sale to the Purchaser does not have a material adverse effect on the Company as to result in the Condition of the Company. If the Subsequent Closing is consummated pursuant to this Section 2.2(b)(ii), Section 2.2(b)(i) shall become void and of no further force and effect.

                                    (iii) In connection with (A) Section
2.2(b)(i), the Company may exercise its rights thereunder by providing notice to the Purchaser, and (B) Section 2.2(b)(ii), the Purchaser may exercise its rights thereunder by providing notice to the Company (each such notice, the "INVESTMENT NOTICE"), in either case the Board of Directors shall convene, as soon as practicable after receiving the Investment Notice, and in any event within two
(2) Business Days of such date, to determine the purchase price per share in accordance with the following sentence. The "APPROVED PURCHASE PRICE PER SHARE" shall be the fair market value of a share of Preferred Stock as determined with the Consent of the Board of Directors on the date so determined (or such other date as determined with the Consent of the Board of Directors), PROVIDED, HOWEVER, that if the Board of Directors fails to determine such fair market value, then the Purchaser (i) may revoke, without prejudice, the Investment Notice or (ii) may request that the Company, by Consent of the Board of Directors, and the Purchaser select an Independent Financial Expert which shall determine such fair market value; PROVIDED, FURTHER, HOWEVER, if the Company and the Purchaser are unable to agree upon an Independent Financial Expert within five (5) days, the Company, by Consent of the Board of Directors, and the Purchaser each shall each select an Independent Financial Expert within five (5) days thereafter, and these two Independent Financial Experts shall select a third Independent Financial Expert. The determination of such fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Company and the Purchaser; PROVIDED THAT, with respect to Section 2.2(b)(ii) only, the Purchaser shall have two (2) Business Days after receipt of written notice of such determination revoke, without prejudice, the Investment Notice. All costs and fees of any Independent Financial Experts retained in accordance with the foregoing shall be borne equally by the Company and Purchaser.

                           (c) SUBSEQUENT CLOSING DEFINED TERMS. All of the
shares of Preferred Stock purchased by the Purchaser pursuant to this Section
2.2 on the

Subsequent Closing Date shall be referred to herein as the "SUBSEQUENT PURCHASED SHARES." The number of shares of Purchaser Common Stock equal to $7,000,000 divided by the Purchaser Common Stock Per Share Market Price as of the Subsequent Closing shall be referred to herein as the "SUBSEQUENT PURCHASE PRICE SECURITIES."

                           (d) SUBSEQUENT CLOSING. The closing of the sale and
purchase of the Subsequent Purchased Shares (the "SUBSEQUENT CLOSING") pursuant to Section 2.2(b)(i) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the second Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchaser may agree in writing. The Subsequent Closing pursuant to Section 2.2(b)(ii) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the tenth Business Day following the date the purchase price per share is finally determined, PROVIDED THAT if the conditions set forth in Articles V (other than Section 5.14) and VI shall not have be satisfied or waived in accordance with this Agreement as of such date, the Subsequent Closing shall take place the second Business Day following the date upon which the conditions set forth in Articles V (other than Section 5.14) and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchaser may agree in writing. The "SUBSEQUENT CLOSING DATE" shall be the date the Subsequent Closing occurs. On the Subsequent Closing Date, the Company shall deliver to the Purchaser a certificate or certificates in definitive form and registered in the name of the Purchaser, representing the Subsequent Purchased Shares, against delivery by the Purchaser to the Company of the aggregate purchase price therefor by wire transfer in immediately available funds or certified or clearinghouse check representing the cash portion of the purchase price.

                           (e) TAX MATTERS. The Company and Purchaser each agree
to (i) treat the aggregate purchase price referred to in Section 2.2(a) herein as the aggregate purchase price for the Purchased Shares for all tax purposes unless a contrary treatment is required by law and (ii) treat the aggregate purchase price referred to in Section 2.2(b) herein as the aggregate purchase price for the Subsequent Purchased Shares for all tax purposes unless a contrary treatment is required by law.

                  2.3 CERTIFICATE OF INCORPORATION. All Preferred Stock purchased hereunder shall have the preferences and rights set forth in the Certificate of Incorporation.

                  2.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchaser in accordance with the Business Plan. If issued and sold to the Purchaser, the Company shall use the proceeds from the sale of the Subsequent Purchased Shares to the Purchaser in accordance with the Business Plan.

                  2.5 SECRETARY'S CERTIFICATE. At the Closing, the Purchaser shall receive a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By- laws and resolutions of the Board of Directors and resolutions of the stockholders of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

                  At the Closing, the Company shall receive a certificate from the Purchaser, in form and substance satisfactory to the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Purchaser, certifying (a) that the Purchaser is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation of the Purchaser, the By-laws of the Purchaser and resolutions of the Board of Directors of the Purchaser approving this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Purchaser executing this Agreement, each other Transaction Document to which it is a party and any other document delivered in connection herewith on behalf of the Purchaser.

                  2.6 CERTIFICATE OF INCORPORATION AND BY-LAWS. On or prior to the Closing Date, the Company shall have amended its Certificate of Incorporation and By-laws (among other things, to: (a) increase the size of the Board of Directors to five (5) members; (b) designate the common stock of the Company existing prior to the date hereof as "CLASS A COMMON STOCK"; (c) create a new series of common stock of the Company designated "CLASS B COMMON STOCK";
(d) create a new series of common stock of the Company designated "CLASS C COMMON STOCK"; (e) create a new series of preferred stock of the Company designated"SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK";

and (f) create "BLANK CHECK" preferred stock), in form and substance satisfactory to the Purchaser.

                  2.7 ELECTION TO BOARD OF DIRECTORS. On or prior to the Closing Date, (i) Mr. William Avery, Mr. Michael Gleason and Mr. Ronald Nealson shall have been elected to the Board of Directors as the representatives of the Purchaser and (ii) Mr. Matthew Ryan, as Chief Executive Officer of the Company, and one individual designated by the Chief Executive Officer of the Company and subject to the reasonable approval of the Purchaser, shall have been elected to the Board of Directors as the representatives of the management of the Company (including any successors thereto, each, a "MANAGEMENT DIRECTOR"). As of the Closing Date, each member of the Board of Directors shall be indemnified against all liabilities and expenses incurred in connection with his services to the Company to the fullest extent permitted by Delaware law.

                  2.8 FILING OF CERTIFICATE OF INCORPORATION. On or prior to the Closing Date, the Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchaser shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchaser.

                  2.9 CERTIFICATES IN DEFINITIVE FORM. At the Closing, the Company shall deliver to the Purchaser certificates in definitive form representing the number of Purchased Shares purchased hereunder, registered in the name of the Purchaser.

                  2.10 OPINIONS OF COUNSEL. On or prior to the Closing Date, the Purchaser shall have received an opinion of Rosenman & Colin LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as EXHIBIT I. On or prior to the Closing Date, the Company shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as EXHIBIT J.

                  2.11 GOOD STANDING CERTIFICATES. On or prior to the Closing Date, the Company shall have delivered to the Purchaser, dated within five days of the Closing Date, a good standing certificate for the Company for its jurisdiction of incorporation and the Purchaser shall have received a certificate from the an officer of the Company that to there are no facts that have arisen since the date of such good standing certificate that would cause the Company not to be in good standing for its jurisdiction of incorporation. On or prior to the Closing Date, the Purchaser shall have delivered to the Company, dated within five days of the Closing Date, a good standing certificate for the Purchaser for its jurisdiction of incorporation and the Company shall have received a certificate from the an officer of the Purchaser that to there are no facts that have arisen since the date of such good standing certificate that would cause the Purchaser not to be in good standing for its jurisdiction of incorporation.

                  2.12 BUSINESS PLAN. On or prior to the Closing Date, the Board of Directors shall have approved the Business Plan in form and substance reasonably satisfactory to the Purchaser.

                  2.13 STOCKHOLDERS AGREEMENT. On or prior to the Closing Date, the Company and the other parties thereto shall have duly executed and delivered the Stockholders Agreement.

                  2.14 REGISTRATION RIGHTS AGREEMENT. On or prior to the Closing Date, the Company and the other parties thereto shall have duly executed and delivered the Registration Rights Agreement.

                  2.15 CONSULTING AGREEMENTS. On or prior to the Closing Date, the Company and Mr. John W. Gildea and Mr. William P. O'Donnell shall have each duly executed and delivered the Consulting Agreements, as appropriate.

                  2.16 RESTRICTED STOCK AGREEMENTS. On or prior to the Closing Date, the Company and each of Mr. John W. Gildea and/or Mr. William P. O'Donnell (on behalf of Iron City Capital, LLC, a Delaware limited liability company wholly-owned by Mr. John W. Gildea and Mr. William P. O'Donnell) and Mr. Matthew Ryan shall have duly executed and delivered the Restricted Stock Agreements, as appropriate.

                  2.17 PROPRIETARY INVENTION AGREEMENTS. On or prior to the Closing Date, the Company and each of the employees and consultants of the Company, including, without limitation, each of the Founders, shall have duly executed and delivered a Proprietary Invention Agreement, as appropriate.
Schedule 2.17 sets forth the names of each of the employees, consultants and independent contractors of the Company as of the date hereof.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                  The Company represents and warrants to the Purchaser as follows:

                  3.1 CORPORATE EXISTENCE AND POWER. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. The Company is a newly formed corporation and, except for the activities contemplated by this Agreement and except for the incurrence and payment of professional, marketing and other fees disclosed to the Purchaser in writing, (i) has not engaged in any business whatsoever and has not entered into any Contractual Obligations with any Person other than as disclosed on SCHEDULE 3.8 and (ii) is not subject to or bound by any obligation or undertaking other than as disclosed on SCHEDULE 3.8.

                  3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws;
(c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "ORDERS") of any Governmental Authority against, or binding upon, the Company.

                  3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

                  3.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  3.5 LITIGATION. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "CLAIMS") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company. The Company has not received written notice of any Order and no Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

                  3.6 COMPLIANCE WITH LAWS. The Company is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company that are not expressly covered by any other representation or warranty of the Company set forth in this
Article III in all respects. The Company has all licenses, permits and approvals of any Governmental Authority (collectively, "PERMITS") that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit. No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

                  3.7      CAPITALIZATION.

                           (a)      SCHEDULE 3.7 sets forth, as of the Closing
Date, after giving effect to the transactions contemplated by this Agreement, the number of authorized capital stock of the Company and the number of issued and outstanding shares of each series of capital stock. SCHEDULE 3.7 sets forth, as of the Closing Date, a true and complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents of the Company owned by such stockholder and (y) the holders of Stock Equivalents of the Company and, opposite the name of each such holder, the amount of all Stock Equivalents of the Company owned by such holder. SCHEDULE 3.7 sets forth the number of shares of Class A Common Stock reserved for issuance upon conversion of the Purchased Shares and number of shares of Class C Common Stock reserved for issuance upon conversion of the Purchased Shares. Except as set forth on
SCHEDULE 3.7, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's Capital Stock, (ii) any Stock Equivalents of the Company or (iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's Capital Stock or any Stock Equivalents of the Company or other securities of the Company.

                  The Purchased Shares are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement). The shares of Common Stock issuable upon conversion of the Purchased Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when issued in compliance with the provisions of the Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement). All of the issued and outstanding shares of Common Stock and Preferred Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

                           (b)      The Company does not directly or indirectly
own or have any investment in any of the Capital Stock of, or any other proprietary interest in, any Person.

                           (c)       The Purchased Shares to be purchased by the
Purchaser hereunder represent, in the aggregate, on the Closing Date, not less than 75.34% of the outstanding shares of Class A Common Stock on a fully diluted basis assuming the conversion, exercise or exchange of any outstanding securities into shares of Class A Common Stock, including, without limitation, all of the Class B Common Stock, Class C Common Stock, the Series A Preferred Stock and all Stock Equivalents, but excluding the grant of 1,500,000 options that may be granted under the Stock Option Plan and the exercise thereof.

                           (d)      On or prior to the Subsequent Closing Date,
the Company shall revise SCHEDULE 3.7 as attached hereto to give effect to the transactions contemplated by this Agreement as of the Subsequent Closing Date.

                  3.8 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. The Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. SCHEDULE 3.8 lists all of the Contractual Obligations to which the Company is a party, whether written or oral. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder. On or prior to the Subsequent Closing Date, the Company shall revise SCHEDULE 3.8 as attached hereto to reflect any changes after the date hereof.

                  3.9 TITLE TO PROPERTIES. The Company has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it.

                  3.10 FIRPTA. The Company is not a "FOREIGN PERSON" within the meaning of Section 1445 of the Code.

                  3.11 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser an unaudited financial statement of the Company as of September 12, 2000 (the "FINANCIAL STATEMENTS"). The Financial Statements fairly presents in all material respects the financial position of the Company as of the date thereof. The Financial Statements fairly presents, in all material respects, the results of operations for the period then ended. The Company has no outstanding Indebtedness other than as disclosed on the Financial Statements.

                  3.12 TAXES. Except as set forth on SCHEDULE 3.12, (a) the Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "TAXES" or, individually, a "TAX") shown to be due on all returns for Taxes filed by the Company, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and, to the Knowledge of the Company, all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the

Knowledge of the Company, threatened against the Company and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company.

                  The Company is an "ELIGIBLE CORPORATION" (as defined in
Section 1202(e)(4) of the Code). The Company has not made any purchases of its Capital Stock during the one-year period preceding the date hereof having an aggregate value exceeding five percent (5%) of the aggregate value of all of its Capital Stock as of the beginning of such period. At or prior to the Closing Date, the Company's aggregate "GROSS ASSETS" (as defined in Section 1202(d)(2) of the Code) has at no time exceeded, nor is expected to exceed, $50,000,000, taking into account the assets of any Persons required to be aggregated with the Company in accordance with Section 1202(d)(3) of the Code.

                  3.13 INVESTMENT COMPANY. The Company is not and is not controlled by or affiliated with an "INVESTMENT COMPANY" within the meaning of the Investment Company Act, other than solely as a result of this Agreement.

                  3.14 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "BLUE SKY" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "BLUE SKY" laws, unless such Purchased Shares or other securities are so registered.

                  3.15 EMPLOYEE BENEFIT PLANS. The Company does not maintain or contribute to any plan that is intended to be a tax-qualified plan under
Section 401(a) of the Code.

                  3.16 LIABILITIES. The Company does not have any direct or indirect obligation or liability (the "LIABILITIES") other than (a) Liabilities that would not be required to be disclosed on the Financial Statements since the date of the balance sheet and (b) Liabilities incurred in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

                  3.17 INTELLECTUAL PROPERTY. The Company has the rights to use, sell, and/or license all Intellectual Property owned or licensed by the Company, except as otherwise disclosed on SCHEDULE 3.17. The Company has not been a party to any claim, nor, to the Knowledge of the Company, is any claim threatened, that challenges the Company's right to use, sell, or license any Intellectual Property, except as set otherwise disclosed on SCHEDULE 3.17. It is not necessary for the Company's business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company (or persons the Company presently intends to hire). All present employees of the Company have executed and delivered Proprietary Invention Agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company. On or prior to the Subsequent Closing Date, the Company shall revise SCHEDULE 3.17 as attached hereto to reflect any changes after the date hereof.

                  3.18 POTENTIAL CONFLICTS OF INTEREST. Except as otherwise disclosed on SCHEDULE 3.18, no officer, director or one percent (1%) or more stockholder of the Company, no spouse of any such officer, director or one percent (1%) or more stockholder, and, to the Knowledge of the Company, no relative of such spouse or of any such officer, director or stockholder and no Affiliate of any of the foregoing: (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of business; or
(c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof. On or prior to the Subsequent Closing Date, the Company shall revise SCHEDULE
3.18 as attached hereto to reflect any changes after the date hereof.

                  3.19 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

                  3.20 QUALIFIED SMALL BUSINESS. The Company covenants and agrees that, to the extent the Company qualifies as a "QUALIFIED SMALL BUSINESS" (as defined in Section 1202(d) of the Code), then so long as its shares are held by the Purchaser (or a transferee in whose hands the shares are eligible to qualify as "QUALIFIED SMALL BUSINESS STOCK"), it will use commercially reasonable efforts to cause the shares to qualify as "QUALIFIED SMALL BUSINESS STOCK"; PROVIDED THAT, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action, which in its good faith business judgment is not in the best interests of the Company or its stockholders.

                  3.21 DISCLOSURE. This Agreement, any of the other Transaction Documents and the certificates furnished to the Purchaser by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact that the Company has not disclosed to the Purchaser in writing which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

                  The Purchaser hereby represents and warrants to the Company as follows:

                  4.1 EXISTENCE AND POWER. The Purchaser (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

                  4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action of the Purchaser; (b) do not contravene the terms of the Certificate of Incorporation of the Purchaser or the By- laws of the Purchaser;
(c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser; and (d) do not violate any Orders of any Governmental Authority against, or binding upon, the Purchaser.

                  4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

                  4.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  4.6 RESTRICTED SECURITIES. The Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth herein.

                  4.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                  4.8 ACCREDITED INVESTOR. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

                  4.9 SEC DOCUMENTS. As of the Closing Date, each SEC Document filed pursuant to the Exchange Act does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  4.10 CAPITALIZATION. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the

Purchaser shall consist of (i) 500,000,000 shares of the PurchaserCommon Stock, of which 44,959,000 shares are issued and outstanding, and (ii) 500,000,000 shares of preferred stock, of which (a) 300,000 shares are designated Series A Convertible Preferred Stock, par value $0.10 per share, of which 3,000 shares are issued and outstanding and (b) 4,000,000 shares are designated Series B Convertible Preferred Stock, par value $0.10 per share, of which 3,000,000 shares are issued and outstanding.

                  4.11 INVESTMENT COMPANY. The Purchaser is not and is not controlled by or affiliated with an "INVESTMENT COMPANY" within the meaning of the Investment Company Act, other than solely as a result of this Agreement.

                                    ARTICLE V

                                CONDITIONS TO THE
                      OBLIGATION OF THE PURCHASER TO CLOSE
                      ------------------------------------

                  The obligation of the Purchaser to purchase the Subsequent Purchased Shares, to pay the purchase price therefor at the Subsequent Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Subsequent Closing Date.

                  5.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Subsequent Closing Date as if made at and on such date (PROVIDED THAT the term "PURCHASED SHARES" shall be replaced with the term "SUBSEQUENT PURCHASED SHARES" and the term "CLOSING DATE" shall be replaced with the term "SUBSEQUENT CLOSING DATE" throughout Article III solely for purposes of the foregoing; PROVIDED HOWEVER THAT with respect to Sections 3.7(a), 3.7(b) and 3.7(c), the term "CLOSING DATE" shall not be replaced with the term "SUBSEQUENT CLOSING DATE" so long as the Company provides a written update of such sections to the Purchaser, dated as of the Subsequent Closing Date, which shall be deemed to be incorporated herein as if set forth in full herein as of the Subsequent Closing Date).

                  5.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Subsequent Closing Date.

                  5.3 OFFICER'S CERTIFICATE. The Purchaser shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Subsequent Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to the matters set forth in Sections 5.1 and 5.2.

                  5.4 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Subsequent Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation and By-laws, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing any other document delivered in connection with the Subsequent Closing on behalf of the Company.

                  5.5 SUBSEQUENT PURCHASED SHARES. The Company shall have delivered to the Purchaser certificates in definitive form representing the number of Subsequent Purchased Shares purchased hereunder, registered in the name of the Purchaser.

                  5.6 REGISTRATION RIGHTS. The Purchaser shall be entitled to the registration rights set forth in the Registration Rights Agreement with respect to the Subsequent Purchased Shares.

                  5.7 TRANSACTION DOCUMENTS. As of the Subsequent Closing Date, each of the Transaction Documents are all true, complete and correct and remain unamended and in full force and effect.

                  5.8 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchaser as of the Subsequent Closing Date, a good standing certificate for the Company for its jurisdiction of incorporation.

                  5.9 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.

                  5.10 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the issuance and sale of the Subsequent Purchased Shares shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

                  5.11 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Subsequent Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchaser, (a) prohibit or restrict (i) the issuance and sale of the Subsequent Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchaser to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Subsequent Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

                  5.12 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

                  5.13 STRATEGIC INVESTMENT ROUND. The Strategic Investment Round shall have been consummated on terms and conditions approved in advance by the Consent of the Board of Directors. Prior to the consummation of the Strategic Investment Round, the Company shall deliver to the Purchaser all documents, and describe in writing all oral understandings, between the Company and the Persons participating in the Strategic Investment Round. The representations and warranties of the Company made to such Persons shall be deemed to be incorporated herein as if set forth in full herein as of the Subsequent Closing Date.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE
                             -----------------------

                  The obligation of the Company to issue and sell the Subsequent Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Subsequent Closing Date:

                  6.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Subsequent Closing Date as if made at and on such date (PROVIDED THAT the term "PURCHASED SHARES" shall be replaced with the term "SUBSEQUENT PURCHASED SHARES" and the term "CLOSING DATE" shall be replaced with the term "SUBSEQUENT CLOSING DATE" throughout Article IV solely for purposes of the foregoing; PROVIDED HOWEVER THAT with respect to Section 4.10, the term "CLOSING DATE" shall not be replaced with the term "SUBSEQUENT CLOSING DATE" so long as the Purchaser provides a written update of such section to the Company, dated as of the Subsequent Closing Date, which shall be deemed to be incorporated herein as if set forth in full herein as of the Subsequent Closing Date).

                  6.2 COMPLIANCE WITH THIS AGREEMENT. The Purchaser shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Subsequent Closing Date.

                  6.3 OFFICER'S CERTIFICATE. The Company shall have received a certificate from the Purchaser, in form and substance satisfactory to the Company, dated the Subsequent Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Purchase, certifying as to the matters set forth in Sections 6.1 and 6.2.

                  6.4 SECRETARY'S CERTIFICATE. The Company shall have received a certificate from the Purchaser, in form and substance satisfactory to the Company, dated the Subsequent Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Purchaser is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation of the Purchaser and the By-laws of the Purchaser, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Purchaser executing any other document delivered in connection with the Subsequent Closing on behalf of the Purchaser.

                  6.5 PAYMENT OF PURCHASE PRICE. The Purchaser shall be prepared to pay the aggregate purchase price for the Subsequent Purchased Shares to be purchased by the Purchaser.

                  6.6 GOOD STANDING CERTIFICATES. The Purchaser shall have delivered to the Company as of the Subsequent Closing Date, good standing certificates for the Purchaser for each of their respective jurisdictions of incorporation.

                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

                  7.1 INDEMNIFICATION BY THE INDEMNIFYING PARTY. Except as otherwise provided in this Article VII, each party hereto (the "INDEMNIFYING PARTY") agrees to indemnify, defend and hold harmless the other party hereto and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnifying Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "LOSSES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Indemnifying Party in this Agreement or the other Transaction Documents to which the Indemnifying Party is a party. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the (i) Purchased Shares and any Subsequent Purchased Shares (if the Company is the Indemnifying Party) and (ii) Purchaser Price Securities and any Subsequent Purchaser Price Securities (if the Purchaser is the Indemnifying Party). In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

                  7.2      NOTIFICATION. The Indemnified Party under this
Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this
Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                  7.3 CONTRIBUTION. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties| relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  7.4 LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement, in no event whatsoever shall either party hereto be entitled to make a claim against the other party for lost profits, use, production or contract or other consequential, incidental, indirect, special or punitive damages or for any financial or economic loss whatever and howsoever caused.

                                  ARTICLE VIII

                                    COVENANTS
                                    ---------

                  8.1 PRESERVATION OF EXISTENCE. Prior to the Subsequent Closing, the Company shall: (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization; (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business; (c) use its reasonable best efforts to preserve its business organization; (d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved; (e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property; and (f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

                  8.2 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized shares of Class A Common Stock and Class C Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares and/or Class C Common Stock, as provided in the Certificate of Incorporation, the maximum number of shares of Class A Common Stock and Class C Common Stock that may be issuable or deliverable upon such conversion. Such shares of Class A Common Stock and Class C Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Class A Common Stock and Class C Common Stock, in accordance with the terms of the Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

                  If the Subsequent Closing is consummated, the Company shall at all times reserve and keep available out of its authorized shares of Class A Common Stock and Class C Common Stock, solely for the purpose of issue or delivery upon conversion of the Subsequent Purchased Shares and/or Class C Common Stock, as provided in the Certificate of Incorporation, the maximum number of shares of Class A Common Stock and Class C Common Stock that may be issuable or deliverable upon such conversion. Such shares of Class A Common Stock and Class C Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Class A Common Stock and Class C Common Stock, in accordance with the terms of the Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

                  8.3 BOOKS AND RECORDS; BUSINESS PLAN. From and after the date of this Agreement, the Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied. Any amendment to the Business Plan after the date hereof shall be approved in advance by the Consent of the Board of Directors.

                  8.4      NEW SECURITIES ISSUANCES.

                           (a)      If during the nine (9) month period
following the Closing Date, other than in connection with an Exempt Issuance, the Purchaser issues to any non- Affiliated Person any New Securities at a per share price (which shall include the issuance price per share and cash consideration received by the Purchaser upon conversion) less than $1.255 (subject to adjustment for stock splits, stock dividends, recapitalizations, etc.), the Company shall have an additional Demand Right for a number of shares of Purchaser Common Stock equal to (x) fifteen percent (15%) of the difference between $1.255 (subject to adjustment for stock splits, stock dividends, recapitalizations, etc.) and the per share price of the New Securities multiplied by (y) the number of shares of Class B Common Stock used by the Company in connection with any acquisitions of non-Affiliated Persons in a transaction approved by Consent of the Board of Directors during the nine (9) month period following the Closing Date. By way of example only, if during the nine (9) month period following the Closing Date: (i) the Purchaser were to issue New Securities at a purchase price per share of $1.00 and (ii) the Company used 1,000,000 shares of Class B Common Stock in connection with any acquisition of a non- Affiliated Person, the Company shall have an additional Demand Right for a number of shares of Purchaser Common Stock equal 38,250 shares of Purchaser Common Stock to the Company. Any additional Demand Right of the Company in connection with this Section 8.4(a) shall be exercisable no earlier than the nine (9) month anniversary of the Closing Date (PROVIDED THAT if such date is not a Business Day, the next Business Day thereafter).

                           (b)      If during the nine (9) month period
following the Subsequent Closing Date (or such shorter period as discussed in the final sentence of this Section 8.4(b)), other than in connection with an Exempt Issuance, the Purchaser issues to any non-Affiliated Person any New Securities at a per share price (which shall include the issuance price per share and cash consideration received by the Purchaser upon conversion) less than the Purchaser Common Stock Per Share Market Price (subject to adjustment for stock splits, stock dividends, recapitalizations, etc.), the Company shall have an additional Demand Right for a number of shares of Purchaser Common Stock equal (x) fifteen percent (15%) of the difference between the Purchaser Common Stock Per Share Market Price (subject to adjustment for stock splits, stock dividends, recapitalizations, etc.) and the per share price of the New Securities multiplied by (y) the number of shares of Class B Common Stock used by the Company in connection with any acquisitions of non-Affiliated Persons in a transaction approved by Consent of the Board of Directors during the nine (9) month period following the Closing Date. Notwithstanding the foregoing, the Purchaser shall have no obligation under this Section

8.4(b) (and the Company shall have no right under this Section 8.4(b)) so long as the Company is entitled to any issuance pursuant to Section 8.4(a). If the Subsequent Closing Date is consummated prior to the nine (9) month anniversary of the Closing Date, the Company shall only be entitled to an issuance pursuant to this Section 8.4(b) during the period equal to difference between (x) nine
(9) months and (y) the number of days between the Subsequent Closing Date and the nine (9) month anniversary of the Closing Date. Any additional Demand Right of the Company in connection with this Section 8.4(b) shall be exercisable no earlier than the expiration of the period described in the foregoing sentence (PROVIDED THAT if such date is not a Business Day, the next Business Day thereafter).

                           (c)      The Company covenants and agrees that (i)
the number of shares of Class B Common Stock outstanding shall at no time exceed the number of shares of Purchaser Common Stock the Company is entitled to receive upon exercise of any Demand Right and (ii) that it will not issue any shares of Class B Common Stock unless the contemplated holder thereof agrees not to exchange any such shares of Class B Common Stock for Purchaser Common Stock for at least one (1) year after any such issuance (PROVIDED THAT there shall be an appropriate carve-out for any forced exchange of outstanding Class B Common Stock in connection with the first public offering of the shares of Capital Stock of the Company pursuant to an effective registration statement filed under the Securities Act).

                  8.5 FRIENDS AND FAMILY INVESTMENT ROUND. Subject to applicable securities laws and the terms and conditions thereof, after the Closing Date the Company shall have the right to offer up to 416,667 shares of Class A Common Stock, at a price per share no less than $1.20, to one or more individuals in a "FRIENDS AND FAMILY" investment round; PROVIDED THAT the number of Persons investing in the Company pursuant to the foregoing shall not exceed twenty-five (25).

                  8.6 STRATEGIC INVESTMENT ROUND. The valuation of the Company and the price per share of any Capital Stock issued in connection with any Strategic Investment Round shall be approved in advance by the Consent of the Board of Directors.

                  8.7 KEY-MAN INSURANCE. The Company shall maintain a term life insurance policy for Mr. Matthew Ryan in the amount of at least $2,000,000, owned by and payable to the Company.

                  8.8 STOCK OPTION PLAN. As soon as reasonably practicable after the date hereof, the Company shall establish the Stock Option Plan, on terms and conditions approved in advance by the majority of the Board of Directors after full disclosure of the terms thereof, including at least one representative of the Purchaser. In connection therewith, the Company shall make an initial grant of 500,000 options to certain members of senior management of the Company, on terms and conditions approved in advance by the majority of the disinterested members of the Board of Directors after full disclosure of the terms thereof, including at least one representative of the Purchaser.

                  8.9 ADVISORY BOARD. As soon as practicable after the date hereof, the Company shall establish an Advisory Board to provide overall guidance to the Company as well as detailed assistance in areas of particular concern. Members of the Advisory Board shall be approved by the Board of Directors and shall be selected on the basis of their professional expertise.

                  8.10 INSPECTION RIGHTS. From and after the date of this Agreement, the Company will permit the Purchaser and its Representatives to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, business practices, finances and accounts with their respective directors, officers and independent public accountants, as often as may be reasonably requested, upon reasonable advance notice to the Company and during normal business hours.

                  8.11 SUBSEQUENT CLOSING DATE. On and after the Subsequent Closing Date, if any, the Preferred Stock (i) shall be convertible into Class C Common Stock and (ii) shall entitle the holder thereof to vote in a manner consistent with clauses (iii) and (iv) of the next sentence. The Class C Common Stock shall be: (i) convertible into Class A Common Stock at any time or from time to time by the holder thereof; (ii) automatically convertible into Class A Common Stock at any time upon the transfer or assignment by the Purchaser to any third party (other than an Affiliate); (iii) entitled to ten (10) votes per share of Class C Common Stock held as of the record date of any vote of the stockholders of the Company; and (iv) entitled to vote together with the Preferred Stock, if both the Class C Common Stock and the Preferred Stock are outstanding, as one class to elect sixty percent (60%) of the Board of Directors (rounded to the nearest board seat).

                  8.12 NOTIFICATION OF CERTAIN MATTERS. Prior to the Subsequent Closing, the Company shall give notice to the Purchaser, promptly upon becoming aware of: (i) the occurrence of a material adverse change in the Condition of the Company; (ii) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Subsequent Closing Date; or (iii) any material failure on the part of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; PROVIDED THAT the delivery of any notice pursuant to this Section 8.12 shall not limit or otherwise affect the remedies available hereunder to the Purchaser.

                  Prior to the Subsequent Closing, the Purchaser shall give notice to the Company, promptly upon becoming aware of: (i) the occurrence of a material adverse change in the Condition of the Purchaser; (ii) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Subsequent Closing Date; or (iii) any material failure on the part of the Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; PROVIDED THAT the delivery of any notice pursuant to this Section
8.12 shall not limit or otherwise affect the remedies available hereunder to the Company.

                  8.13     ISSUANCE OF PURCHASER COMMON STOCK.

                           (a)      DEMAND RIGHT. At any time or from time to
time prior to the fifteenth (15th) anniversary of the Closing Date (the "EXPIRATION DATE"), subject to the terms and conditions set forth in this
Section 8.13, the Purchaser covenants and agrees that, upon demand of the Company (the "DEMAND RIGHT"), the Purchaser shall issue to the Company that number of validly issued, fully paid and nonassessable shares of Purchaser Common Stock (the "DEMAND SHARES") equal to the number of (i) Purchase Price Securities, (ii) if the Subsequent Closing is consummated, Subsequent Purchase Price Securities and (iii) any shares of Purchaser Common Stock the Company is entitled to receive pursuant to Section 8.4 herein (as adjusted from time to time for stock splits, stock dividends, combinations or other recapitalizations of the Purchaser Common Stock).

                           (b)      EXERCISE OF THE DEMAND RIGHT. The Demand
Right may be exercised by the Company, in whole or in part, at any time or from time to time prior to the Expiration Date, by providing written notice (the "DEMAND NOTICE") to the Purchaser, indicating (i) the number of Demand Shares to be issued to the Company and (ii) where such Demand Shares should be delivered. A stock certificate or certificates for the Demand Shares specified in the Demand Notice shall be delivered to the Company within five (5) Business Days after receipt by the Purchaser of the Demand Notice.

                           (c)      EFFECTIVENESS OF EXERCISE OF THE DEMAND
RIGHT. The exercise of the Demand Right shall be deemed to have been effective immediately prior to the close of business on the Business Day on which the Demand Right is exercised in accordance with Section 8.13(b) (the "EXERCISE DATE"). The Person in whose name any certificate for shares of Purchaser Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Purchaser Common Stock for all purposes on the Exercise Date.

                           (d)      AUTOMATIC EXERCISE. On the Expiration Date
(PROVIDED THAT if such date is not a Business Day, the next Business Day thereafter), this Section 8.13 shall automatically terminate and the Purchaser shall deliver to the Company a stock certificate or certificates for all Demand Shares not issued to the Company prior to the Expiration Date (the "AUTOMATIC EXERCISE"). From and after the Automatic Exercise, this Section 8.13 shall become void and of no further force and effect.

                           (e)      RESERVATION OF DEMAND SHARES. The Purchaser
covenants and agrees as follows: (i) all Demand Shares that are issued upon the exercise of the Demand Right will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue; and (ii) during the period within which the Demand Right may be exercised, the Purchaser will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Purchaser Common Stock to provide for the exercise of the rights represented by the Demand Right.

                           (g)      INCIDENTAL OR "PIGGY-BACK" REGISTRATION
                                    RIGHTS.

                                    (i)     If the Purchaser proposes to file a
Registration Statement under the Securities Act with respect to an offering by the Purchaser for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Purchaser (so long as the Purchaser is not otherwise prohibited in connection with any such Registration Statement from including the Registrable Securities), then the Purchaser shall give written notice (the "PURCHASER NOTICE") of such proposed filing to each holder (each, a "DESIGNATED HOLDER") (as reflected upon the books of the Purchaser) then holding Registrable Securities at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "INCIDENTAL REGISTRATION") in writing given to the Purchaser no more than five (5) days after receipt of the Purchaser Notice. The Purchaser shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "PURCHASER UNDERWRITER") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Purchaser or the account of such other stockholder, as the case may be, included therein.

                  In connection with any Incidental Registration under this
Section 9 involving an underwritten offering, the Purchaser shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Purchaser, such other stockholders, if any, and the Purchaser Underwriter, and then only in such quantity as the Purchaser Underwriter believes will not jeopardize the success of the offering by the Purchaser. If the Purchaser Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Purchaser shall be required to include in such Incidental Registration, to the extent of the amount that the Purchaser Underwriter believes may be sold without causing such adverse effect, FIRST, all of the securities to be offered for the account of the Purchaser; SECOND, the securities of any Person exercising a demand registration right or similar right (other than a Designated Holder); and THIRD, Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 9 and any other securities requested to be included in such offering, pro rata based on the number of securities requested to be registered by each such Person.

                                    (ii)    SELLER INFORMATION. The Purchaser
may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Purchaser such (i) information regarding the distribution of such securities and the identity of such seller and (ii) written representations, warranties and agreements, in each case, as the Purchaser may from time to time reasonably request in writing. The obligations of the Purchaser pursuant to this Section 8.13(f) shall be contingent upon the Purchaser receiving any such information requested pursuant to the foregoing sentence.

                                    (iii)   REGISTRABLE SECURITIES. For the
purposes of this Section 8.13(f), Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities held by any holder thereof may be sold in a single sale, in the opinion of counsel satisfactory to the Purchaser, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) the Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding Capital Stock of the Purchaser on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Section 8.13(f).

                                    (iv)    NOTICE. Any notice required pursuant
to this Section 8.13(f) shall be made in a manner consistent with the books of the Purchaser.

                                    (v)     The Purchaser shall bear its own
expenses in connection with any Incidental Registration pursuant to this Section 8.13(f), whether or not such Incidental Registration becomes effective.

                           (g)      CHARGES, TAXES AND EXPENSES. Issuance of
certificates for Demand Shares upon the exercise of the Demand Right shall be made without charge to the Company hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Purchaser; PROVIDED, HOWEVER, that the Company shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Company as reflected upon the books of the Purchaser.

                           (h)      SPECIFIC PERFORMANCE. The Company shall have
the right to seek damages or specific performance in the event that the Purchaser fails to perform its obligations under this Section 8.13. Therefore, if the Company shall institute any action or proceeding to enforce the provisions hereof, the Purchaser hereby waives any claim or defense therein that the Company has an adequate remedy at law.

                  8.14 CLASS B COMMON STOCK. The Class B Common Stock shall be used by the Company only in connection with future financings or acquisitions by the Company reviewed and approved by a majority of the members of the Board of Directors, including at least one representative of the Purchaser, and only as a portion of the consideration thereof.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT
                            ------------------------

                  9.1      TERMINATION. Sections 2.2(b), 3.7(d), 8.1, 8.11 and
8.12 and Articles V and VI may be terminated prior to the Subsequent Closing as follows:

                           (a)      at any time on or prior to the Subsequent
Closing Date, by mutual written consent of the Company and the Purchaser;

                           (b)      at the election of the Company or the
Purchaser by written notice to the other parties hereto after 5:00 p.m., New York time, on the one (1) year anniversary of the date hereof (PROVIDED THAT if such date is not a Business Day, the next Business Day thereafter), if the Subsequent Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchaser; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Subsequent Closing to occur on or before such date or
(ii) if the Subsequent Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority;

                           (c)      at the election of the Company, if there has
been a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchaser of such breach; or

                           (d)      at the election of Purchaser, if there has
been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

                  9.2      SURVIVAL. If Sections 2.2(b), 3.7(d), 8.1, 8.11 and
8.12 and Articles V and VI of this Agreement are terminated and the Subsequent Closing is not consummated as described above, Sections 2.2(b), 3.7(d) and 8.1 and Articles V and VI shall become void and of no further force and effect.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

                  10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the later of the second anniversary of the Closing Date and the second anniversary of the Subsequent Closing Date, if any, except for (a) Sections 3.1 (Corporate Existence and Power), 3.2 (Authorization; No Contravention), 3.4 (Binding Effect), 3.7 (Capitalization), 3.14 (Private Offering) and 3.19 (Broker's, Finder's or Similar Fees) which representations and warranties shall survive until the later of the third anniversary of the Closing Date and the third anniversary of the Subsequent Closing Date, if any, and (b) Section 3.12 (Taxes), which shall survive until the later to occur of
(i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

                  10.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           if to the Company:

                           eHotHouse Inc.
                           16 West 19th Street, 2nd Floor
                           New York, NY 10011
                           Telecopy :  (212) 647-5984
                           Attention: Chief Executive Officer

                           with a copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, NY 10022
                           Telecopy:  (212) 940-8776
                           Attention: Henry Bregstein, Esq.

                           if to the Purchaser:

                           Change Technology Partners, Inc.
                           20 Dayton Avenue
                           Greenwich, CT 06830
                           Telecopy:  (203) 661-1331
                           Attention: Chief Executive Officer

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telecopy:  (212) 757-3990
                           Attention:  James M. Dubin, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

                  10.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchaser may assign any of its rights under this Agreement or the other Transaction Documents to which it is a party to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  10.4     AMENDMENT AND WAIVER.

                           (a)      No failure or delay on the part of the
Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser, and
(ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                  10.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.7 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.8 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  10.9 INTERPRETATION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

                  10.10 CERTAIN ACKNOWLEDGMENTS. Each of the parties hereto acknowledge that it has been represented by legal counsel of its own choice throughout all negotiations and preparation and review of this Agreement and each of the Transaction Documents to which it is a party, and that it has executed this Agreement and each of the Transaction Documents to which it is a party voluntarily. Each of the parties hereto acknowledge that it is sophisticated in transactions of the type contemplated by this Agreement and each of the Transaction Documents to which it is a party, and each party wishes to create a relationship based on the terms set forth in this Agreement and each of the Transaction Documents to which it is a party.

                  10.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  10.12 FEES. Upon the Closing, the Company shall reimburse the Purchaser for its fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, PROVIDED THAT the amount of such reimbursement shall not exceed $50,000 unless otherwise agreed to by the Company and the Purchaser. Upon the Subsequent Closing, the Company shall reimburse the Purchaser for its fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, PROVIDED THAT the amount of such reimbursement shall not exceed $25,000.

                  10.13 PUBLICITY; CONFIDENTIALITY. Except as may be required by applicable Requirements of Law, neither of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchaser or the business, technology and financial affairs of the Company, without prior approval by the other party hereto; PROVIDED, HOWEVER, that nothing in this Agreement shall restrict any of the Purchaser from disclosing information (a) that is already publicly available, (b) that was known to the Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED THAT the Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and the Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order,
(d) to the extent that the Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (e) to the Purchaser's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents; and PROVIDED FURTHER, that the Purchaser may disclose on its worldwide web page or other corporate communication (or the worldwide web page or other corporate communication of any of its ten percent (10%) or more beneficial owners) the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the aggregate amount of the Purchaser's investment in the Company. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

                  10.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  10.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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                                                                              48

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.


                    EHOTHOUSE INC.


                    By:  /s/ Matthew Ryan
                         ----------------------------------
                         Name:  Matthew Ryan
                         Title: President



                    CHANGE TECHNOLOGY PARTNERS, INC.



                    By:  /s/ Frank Gallagi
                         ----------------------------------
                         Name:  Frank Gallagi
                         Title: Managing Director and Chief Financial Officer


                  [SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT]